As filed with the Securities and Exchange Commission on December  22, 1995
                                            Registration No. 33-80803

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                HANDY & HARMAN
           (Exact name of registrant as specified in its charter)

                                  New York
                          (State of incorporation)

                                 13-5129420
                    (I.R.S. employer identification no.)

                         555 Theodore Fremd Avenue
                            Rye, New York 10580
            (Address of principal executive offices) (Zip code)

                               Handy & Harman
                       1995 Omnibus Stock Incentive Plan
                          (Full title of the plan)

                            Paul E. Dixon, Esq.
                         555 Theodore Fremd Avenue
                            Rye, New York  10580
                                   (914) 921-5200

         (Name, address and telephone number, including area code,
                           of agent for service)

                                 Copies to:
                           Milton G. Strom, Esq.
                    Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                         New York, New York  10022

                      CALCULATION OF REGISTRATION FEE

 Title of       Amount to      Proposed         Proposed       Amount of
 Securities     be             Maximum          Maximum        Registration
 to be          Registered     Offering Price   Aggregate      Fee
 Registered                    Per Share (1)    Offering
                                                Price

 Common Stock,
 par value      1,000,000(3)    $15.3125         $15,312,500    $5,281
 $1.00 per
 share
 (including
 the
 associated
 Common Stock
 Purchase
 Rights)(2)


(1) In accordance with Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low sale prices for a share of Common Stock on the Composite Tape for the New York Stock Exchange on December 18, 1995.
(2) Prior to the occurrence of certain events, the Common Stock Purchase Rights will not be evidenced separately from the Common Stock.
(3) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Handy & Harman 1995 Omnibus Stock
           Incentive Plan.



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     ITEM 1.   PLAN INFORMATION.

     ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
               INFORMATION.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Handy & Harman, a New York corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

          (3) The description of the common stock, par value $1.00 per share, of the Company (the "Common Stock") contained under the caption "Description of Common Stock" in the Post Effective Amendment No. 1 to Registration Statement No. 2-78264 on Form S-8 filed under the Securities Act on September 18, 1987, including any amendment thereto subsequently filed; and

          (4) The description of the Common Stock Purchase Rights of the Company contained in the Company's Registration Statement on Form 8-A dated February 3, 1989, filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the shares of Common Stock and the associated Common Stock Purchase Rights to be issued in connection with this Registration Statement will be passed upon by Paul E. Dixon, Vice President, General Counsel and Secretary of the Company.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Set forth below is a description of certain provisions of the New York Business Corporation Law (the "B.C.L."), as well as the Certificate of Incorporation and the By-Laws of the Company, as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the B.C.L. and the Certificate of Incorporation and the By-Laws of the Company which are incorporated herein by reference.

          The Company is a New York corporation. Section 402(b) of the B.C.L. permits a corporation in its certificate of incorporation to eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, except for liability of any director if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director's acts violated
     Section 719 of the B.C.L. (Liability of Directors in Certain
     Cases).

          Section 722 of the B.C.L. also permits a corporation to indemnify its officers and directors for certain actions taken by them in such capacity, provided they meet certain specified applicable standards of conduct. Additionally, as authorized by
     Section 726 of the B.C.L., the Company has purchased a directors and officers liability insurance policy providing coverage for directors and officers for certain claims against them.

          Furthermore, Article Seventh of the Company's Restated Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 402(b) of the B.C.L. In addition, Article IX of the By-Laws of the Company requires indemnification by the Company of officers and directors to the extent permitted by the B.C.L.

          The Company's 1995 Omnibus Stock Incentive Plan (the "Plan") provides that all members of the committee administering the Plan will be indemnified against any liabilities, damages, costs and expenses (including attorney's fees and amounts paid in settlement of a claim approved by the Company), occasioned by such member's occupying or having occupied a position on such committee or otherwise in connection with the administration of the Plan unless such director acted in bad faith and without reasonable belief that it was in the best interests of the Company.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

     ITEM 8.   EXHIBITS.

          3.1 Restated Certificate of Incorporation of the Company (filed as Exhibit 3(a) to the Company's 1989 Annual Report on Form 10-K (File Number 1-5365) and incorporated herein by reference).

          3.2 The By-Laws of the Company (filed as Exhibit 3(b) to the Company's 1990 Annual Report on Form 10-K (File Number 1-5365) and incorporated herein by reference).

          4.1  1995 Omnibus Stock Incentive Plan.

          4.2 Form of stock option agreement relating to options granted under the 1995 Omnibus Stock Incentive Plan.

          4.3 Rights Agreement, dated January 26, 1989, between Handy & Harman and Morgan Shareholder Services Trust Company, as Rights Agent (now named First Chicago Trust Company of New York) (filed as Exhibit 4 to the Company's Current Report on Form 8-K, dated February 3, 1989 and incorporated herein by reference).

          5    Opinion of Paul E. Dixon, General Counsel of the
               Company, regarding the legality of the securities being registered.

          23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

          23.2 Consent of Paul E. Dixon, Esq. (contained in the opinion filed as Exhibit 5 hereto).

          24.1 Powers of Attorney (included on the signature page of this registration statement).

     ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii)  To include any material information
          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22 day of December, 1995.

                                       HANDY & HARMAN
                                      (Registrant)


                                      By: /s/ Richard N. Daniel
                                          ___________________________
                                           Richard N. Daniel
                                           Chairman to the Board of
                                           Directors and Chief Executive
                                           Officer

               KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. Dixon as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments or supplements to this Registration Statement on Form S-8, including any and all post-effective amendments to the Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute for such attorney-in-fact, may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                TITLE                   DATE

     /s/ Richard N. Daniel       Chairman of the         December 22, 1995
     ______________________      Board of Directors
     Richard N. Daniel           and Chief
                                 Executive Officer
                                 (Principal
                                 Executive Officer)

     /s/ Frank E. Grzelecki      President, Chief        December 22, 1995
     ______________________      Operating Officer
     Frank E. Grzelecki          and Director

     /s/ Dennis C. Kelly         Controller              December 22, 1995
     ______________________      (Principal
     Dennis C. Kelly             Accounting
                                 Officer)

     /s/ John M. McLoone         Vice President,         December 22, 1995
     ______________________      Financial Services
     John M. McLoone             (Principal
                                 Financial Officer)

     /s/ Clarence A. Abramson    Director                December 22, 1995
     _______________________
     Clarence A. Abramson

     /s/ Robert E. Cornelia      Director                December 22, 1995
     ________________________
     Robert E. Cornelia

     /s/ Gerald G. Garbacz       Director                December 22, 1995
     ________________________
     Gerald G. Garbacz

     /s/ Gouverneur M. Nichols   Director                December 22, 1995
     ________________________
     Gouverneur M.
     Nichols

     /s/ Hercules P. Sotos       Director                December 22, 1995
     _________________________
     Hercules P. Sotos

     /s/ Dr. Elliot J. Sussman   Director                December 22, 1995
     ________________________
     Dr. Elliot J. Sussman



                                 EXHIBIT INDEX

     Exhibit No.   Description of Exhibit                             Page No.

          3.1 Restated Certificate of Incorporation of the Company (filed as Exhibit 3(a) to the Company's 1989 Annual Report on Form 10-K (File Number 1-5365) and incorporated herein by reference).

          3.2 The By-Laws of the Company (filed as Exhibit 3(b) to the Company's 1990 Annual Report on Form 10-K (File Number 1-5365) and incorporated herein by reference).

          4.1  1995 Omnibus Stock Incentive Plan.

          4.2 Form of stock option agreement relating to options granted under the 1995 Omnibus Stock Incentive Plan.

          4.3  Rights Agreement, dated January 26, 1989, between Handy
               & Harman and Morgan Shareholder Services Trust Company, as Rights Agent (now named First Chicago Trust Company of New York) (filed as Exhibit 4 to the Company's Current Report on Form 8-K, dated February 3, 1989 and incorporated herein by reference).

          5    Opinion of Paul E. Dixon, General Counsel of the
               Company, regarding the legality of the securities being registered.

          23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

          23.2 Consent of Paul E. Dixon, Esq. (contained in the opinion filed as Exhibit 5 hereto).

          24.1 Powers of Attorney (included on the signature page of this registration statement).



                                EXHIBIT 4.1




     HANDY & HARMAN  1995 OMNIBUS STOCK INCENTIVE PLAN

     1.   Establishment and Purpose.

          There is hereby adopted the Handy & Harman 1995 Omnibus Stock Incentive Plan (the "Plan"). The Plan shall be the successor to the Handy & Harman Long-Term Incentive Stock Option Plan (the "Predecessor Plan"). Upon adoption of the Plan by the Board of Directors and approval of the Plan by stockholders of Handy & Harman, no further awards shall be made under the Predecessor Plan. If the Plan is not approved by the stockholders of Handy & Harman, the Predecessor Plan shall remain in full force and effect. This Plan is intended to promote the interests of the Company and the stockholders of Handy & Harman by providing officers and other employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company.

     2.   Definitions.

          As used in the Plan, the following definitions apply to the terms indicated below:

          (a) "Agreement" shall mean the written agreement between Handy & Harman and a Participant evidencing an Incentive Award.

          (b) "Board of Directors" shall mean the Board of Directors of Handy & Harman.

          (c) "Cause," when used in connection with the termination of a Participant's employment by the Company, shall mean (i) the willful and continued failure by the Participant substantially to perform his duties and obligations to the Company (other than any such failure resulting from his incapacity due to physical or mental illness) or (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company. For purposes of this Section 2(c), no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. The Committee shall determine whether a termination of employment is for Cause.

          (d) "Change in Control" shall mean any of the following occurrences:

               (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of Handy & Harman in substantially the same proportions as their ownership of stock of Handy & Harman), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Handy & Harman representing 25% or more of the combined voting power of Handy & Harman's then outstanding securities;

               (ii)  during any period of not more than two
               consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with Handy & Harman to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board of Directors or nomination for election by Handy & Harman's stockholders was approved by a vote of at least two-thirds ( ) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (iii) the stockholders of Handy & Harman approve a merger or consolidation of Handy & Harman with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Handy & Harman outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of Handy & Harman or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Handy & Harman (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of Handy & Harman's then outstanding securities; or

               (iv) the stockholders of Handy & Harman approve a plan of complete liquidation of Handy & Harman or an agreement for the sale or disposition by Handy & Harman of all or substantially all of Handy & Harman's assets.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" shall mean the Compensation Committee of the Board of Directors. The Committee shall consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

          (g) "Company" shall mean, collectively, Handy & Harman and each of its subsidiaries now held or hereinafter acquired.

          (h) "Company Stock" shall mean the common stock of Handy & Harman, par value $1.00 per share.

          (i) "Disability" shall mean: (1) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him; or (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code.

          (j) "Effective Date" shall mean the date upon which this Plan is adopted by the Board of Directors.

          (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (l) "Executive Officer" shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

          (m) The "Fair Market Value" of a share of Company Stock, as of a date of determination, shall mean (i) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded for the last preceding date on which there was a sale of such stock on such exchange, or (ii) if the shares of Company Stock are not listed or admitted to trading on any such exchange, the closing price as reported by the Nasdaq Stock Market for the last preceding date on which there was a sale of such stock on such exchange, or (iii) if the shares of Company Stock are not then listed on the Nasdaq Stock Market, the average of the highest reported bid and lowest reported asked prices for the shares of Company Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market, or (iv) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares not otherwise determinable, such value as determined by the Committee in good faith.

          (n) "Handy & Harman" shall mean Handy & Harman, a New York corporation.

          (o) "Incentive Award" shall mean an Option, Tandem SAR, Stand-Alone SAR, Restricted Stock grant, Phantom Stock grant or Stock Bonus granted pursuant to the terms of the Plan.

          (p) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of
               Section 422 of the Code.

          (q) "Issue Date" shall mean the date established by Handy & Harman on which certificates representing shares of Restricted Stock shall be issued by Handy & Harman pursuant to the terms of Section 10(e).

          (r) "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

          (s) "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

          (t) "Participant" shall mean an employee of the Company to whom an Incentive Award is granted pursuant to the Plan, and, upon his death, his successors, heirs, executors and administrators, as the case may be.

          (u) "Phantom Stock" shall mean the right, granted pursuant to Section 11, to receive in cash the Fair Market Value of a share of Company Stock.

          (v)  "Plan" shall mean this Handy & Harman 1995 Omnibus
               Stock Incentive Plan, as amended from time to time.

          (w) "Predecessor Plan" shall mean the Handy & Harman Long-Term Incentive Stock Option Plan.

          (x) "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 10 hereof and which is subject to the restrictions set forth in Section 10(c).

          (y) "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act.

          (z) "Section 162(m)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder.

          (aa) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          (ab) "Stand-Alone SAR" shall mean a stock appreciation right granted pursuant to Section 9 which is not related to any Option.

          (ac) "Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 12.

          (ad) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

          (ae) "Tandem SAR" shall mean a stock appreciation right granted pursuant to Section 8 which is related to an Option.

          (af) "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

     3.   Stock subject to the Plan

          (a)  Shares Available for Awards

               The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 1,000,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Handy & Harman's treasury or acquired by Handy & Harman for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

               The grant of a Tandem SAR shall not reduce the number of shares of Company Stock with respect to which Incentive Awards may be granted pursuant to the Plan. Upon the exercise of any Incentive Award granted in tandem with any other Incentive Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Incentive Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Incentive Awards under the Plan.

          (b)  Individual Limitation

               The total number of shares of Company Stock subject to Incentive Awards (including Incentive Awards payable in cash but denominated as shares of Company Stock, i.e., Stand-Alone SARs and Phantom Stock), awarded to any employee during any tax year of the Company, shall not exceed 300,000 shares. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m).

          (c)  Adjustment for Change in Capitalization.

               In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Company Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Company Stock which may thereafter be issued in connection with Incentive Awards, (ii) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Incentive Awards, and (iii) the exercise price, grant price, or purchase price relating to any Incentive Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

          (d)  Re-use of Shares.

               The following shares of Company Stock shall again become available for Incentive Awards; any shares subject to an Incentive Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever; any shares of Restricted Stock forfeited; and any shares in respect of which a stock appreciation right is settled for cash.

     4.   Administration of the Plan.

          The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the persons to whom and the time or times at which Incentive Awards shall be granted; to determine the type and number of Incentive Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Incentive Award; to determine whether, to what extent, and under what circumstances an Incentive Award may be settled, cancelled, forfeited, exchanged, or surrendered (provided that in no event shall the foregoing be construed to permit the repricing of an Option (whether by amendment, cancellation and regrant or otherwise) to a lower exercise price); to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent in accordance with Section 162(m), if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or Stand-Alone SAR granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or Stand-Alone SAR, and
     (ii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Phantom Stock or otherwise adjust any of the terms applicable to such share.

          No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

     5.   Eligibility.

          The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of Handy & Harman) as the Committee shall select from time to time. Directors who are not employees or officers of the Company shall not be eligible to receive Incentive Awards under the Plan.

     6.   Awards Under the Plan; Agreement.

          The Committee may grant Options, Tandem SARs, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

          Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

     7.   Options.

          (a)  Identification of Options.

               Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock
               Option or a Non-Qualified Stock Option.

          (b)  Exercise Price.

               Each Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Committee but shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

          (c)  Term and Exercise of Options.

               (1) Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each Option; provided, however, that no Incentive Stock Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Agreement provides otherwise, no Option shall be exercisable prior to the first anniversary of the date of grant.

               (2) An Option may be exercised for all or any portion of the shares as to which it is exercisable, provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

               (3) An Option shall be exercised by delivering notice to Handy & Harman's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option.
                    Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier's check or wire transfer; (ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (iii) subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of Handy & Harman, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of Handy & Harman shall require.

               (4) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

          (d)  Limitations on Incentive Stock Options.

               (1) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any Subsidiary) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

               (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

          (e)  Effect of Termination of Employment.

               (1) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death
                    (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three months after such termination, on which date they shall expire, and
                    (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three-month period described in this Section 7(e)(1) shall be extended to one year in the event of the Participant's death during such three-month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

               (2) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

               (3) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

          (f) Acceleration of Exercise Date Upon Change in Control. Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

     8.   Tandem SARs.

          The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of shares of Company Stock less than or equal to the number of shares of Company Stock subject to the related Option. A Tandem SAR may be granted at the same time as, or, in the case of a Non-Qualified Stock Option, subsequent to the time that, its related Option is granted.

          (a)  Benefit Upon Exercise.

               The exercise of a Tandem SAR with respect to any number of shares of Company Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the option exercise price of the related Option. Such payment shall be made as soon as practicable after the effective date of such exercise.

          (b)  Term and Exercise of Tandem SAR.

               (1) A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

               (2) The exercise of a Tandem SAR with respect to a number of shares of Company Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(2)), with respect to a number of shares of Company Stock shall cause the automatic and immediate cancellation of any related Tandem SARs to the extent that the number of shares of Company Stock remaining subject to such Option is less than the number of shares subject to such Tandem SARs.

                    Such Tandem SARs shall be cancelled in the order in which they become exercisable.

               (3) A Tandem SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a Tandem SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

               (4) No Tandem SAR shall be assignable or transferable otherwise than together with its related Option.

               (5) A Tandem SAR shall be exercised by delivering notice to Handy & Harman's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related. Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

     9.   Stand-Alone SARs.

          (a)  Exercise Price.

               The exercise price per share of a Stand-Along SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

          (b)  Benefit Upon Exercise.

               The exercise of a Stand-Alone SAR with respect to any number of shares of Company Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the Stand-Alone SAR. Such payments shall be made as soon as practicable.

          (c)  Term and Exercise of Stand-Alone SARs.

               (1) Unless the applicable Agreement provides otherwise, a Stand-Alone SAR shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each Stand-Alone SAR. Unless the applicable Agreement provides otherwise, no Stand-Alone SAR shall be exercisable prior to the first anniversary of the date of grant.

               (2) A Stand-Alone SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a Stand-Alone SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Stand-Alone SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

               (3) A Stand-Alone SAR shall be exercised by delivering notice to Handy & Harman's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Stand-Alone SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at anytime prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

          (d)  Effect of Termination of Employment.

               The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of Stand-Alone SARs.

          (e)  Acceleration of Exercise Date Upon Change in Control.

               Upon the occurrence of a Change in Control, any Stand-Alone SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

     10.  Restricted Stock.

          (a)  Issue Date and Vesting Date.

               At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 10(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) are satisfied, and except as provided in Section 10(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c) shall lapse.

          (b)  Conditions to Vesting.

               At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

          (c)  Restrictions on Transfer Prior to Vesting.

               Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

          (d)  Dividends on Restricted Stock.

               The Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

          (e)  Issuance of Certificates.

               (1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, Handy & Harman shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that Handy & Harman shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

                    THE TRANSFERABILITY OF THIS CERTIFICATE AND
                    THE SHARES OF STOCK REPRESENTED HEREBY ARE
                    SUBJECT TO THE RESTRICTIONS, TERMS AND
                    CONDITIONS (INCLUDING FORFEITURE PROVISIONS
                    AND RESTRICTIONS AGAINST TRANSFER) CONTAINED
                    IN THE HANDY & HARMAN OMNIBUS STOCK INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND HANDY & HARMAN. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF HANDY & HARMAN, 250 PARK AVENUE, NEW YORK, NEW YORK 10177.

               Such legend shall not be removed until such shares vest pursuant to the terms hereof.

               (2) Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by Handy & Harman unless the Committee determines otherwise.

          (f)  Consequences of Vesting.

               Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of
               Section 10(c) shall lapse. Reasonably promptly after a share of Restricted Stock vests, Handy & Harman shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e).

          (g)  Effect of Termination of Employment.

               (1) Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to
                    Section 4, upon the termination of a Participant's employment for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, Handy & Harman; provided that if the Committee, in its sole discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, Handy & Harman shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that Handy & Harman requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

               (2) In the event of the termination of a Participant's employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to Handy & Harman, together with any dividends paid on such shares, in return for which Handy & Harman shall repay to the Participant any amount paid by the Participant for such shares.

          (h)  Effect of Change in Control.

               Upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock which have not theretofore vested shall immediately vest and all restrictions on such shares shall immediately lapse.

          (i)  Special Provisions Regarding Awards.

               Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this
               Section 10 to Executive Officers shall be based on the attainment by Handy & Harman or the Company (or a Subsidiary or division of Handy & Harman if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria: (i) the attainment of a specified percentage return on total stockholder equity of the Company; (ii) the attainment of a specified percentage increase in earnings per share of Company Stock; (iii) the attainment of a specified percentage increase in net income of the Company; and (iv) the attainment of a specified percentage increase in profit before taxation of Handy & Harman or the Company (or a Subsidiary or division of Handy & Harman if applicable). Each such performance criteria shall be evaluated in accordance with generally accepted accounting principles. Such shares of Restricted Stock shall be released from restrictions only after the attainment of such performance measures have been certified by the Committee.

     11.  Phantom Stock.

          (a)  Vesting Date.

               At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) are satisfied, and except as provided in Section 11(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

          (b)  Benefit Upon Vesting.

               Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of (i) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

          (c)  Conditions to Vesting.

               At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

          (d)  Effect of Termination of Employment.

               (1) Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to
                    Section 4, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant's termination of employment for any reason other than Cause.

               (2) In the event of the termination of a Participant's employment for Cause, all shares of Phantom Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares.

          (e)  Effect of Change in Control.

               Upon the occurrence of a Change in Control, all outstanding shares of Phantom Stock which have not theretofore vested shall immediately vest.

          (f)  Special Provisions Regarding Awards.

               Notwithstanding anything to the contrary contained herein, Phantom Stock granted pursuant to this Section 11 to Executive Officers shall be based on the attainment by Handy & Harman or the Company (or a Subsidiary or division of Handy & Harman if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria: (i) the attainment of a specified percentage return on total stockholder equity of the Company; (ii) the attainment of a specified percentage increase in earnings per share of Company Stock from continuing operations;
               (iii) the attainment of a specified percentage increase in net income of the Company; and (iv) the attainment of a specified percentage increase in profit before taxation of Handy & Harman or the Company (or a Subsidiary or division of Handy & Harman if applicable). Each such performance criteria shall be evaluated in accordance with generally accepted accounting principles. No cash payment in respect of any Phantom Stock award will be paid to an Executive Officer until the attainment of the respective performance measures have been certified by the Committee.

     12.  Stock Bonuses.

          In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. Executive Officers shall be eligible to receive Stock Bonus grants hereunder only after a determination of eligibility is made by the Committee, in its sole discretion.

     13.  Rights as a Stockholder.

          No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     14.  No Special Employment Rights; No Right to Incentive Award.

          Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

          No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

     15.  Securities Matters.

          (a) Handy & Harman shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Handy & Harman shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until Handy & Harman is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

          (b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to Handy & Harman shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

     16.  Withholding Taxes.

          Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

          Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award.

     17.  Notification of Election Under Section 83(b) of the Code.

          If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Code Section 83(b).

     18. Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

          Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in
     Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

     19.  Amendment or Termination of the Plan.

          The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m) or 422 of the Code. Incentive Awards may be granted under the Plan prior to the receipt of such stockholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Incentive Award.

     20.  Transfers Upon Death; Nonassignability.

          Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

          During a Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option or outstanding shares of Restricted Stock unless (y) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status, or (z) the award is meant to qualify for the exemptions available under Rule 16b-3, nontransferability is necessary under Rule 16b-3 in order for the award to so qualify and the Committee and the Participant intend that it shall continue to so qualify. Notwithstanding the foregoing, subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of Handy & Harman, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

     21.  Expenses and Receipts.

          The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

     22.  Failure to Comply.

          In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

     23.  Effective Date and Term of Plan.

          The Plan became effective on the Effective Date, but the Plan (and any grants of Incentive Awards made prior to stockholder approval of the Plan) shall be subject to the requisite approval of the stockholders of Handy & Harman. In the absence of such approval, such Incentive Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

     24.  Applicable Law.

          Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without reference to the principles of conflicts of law.

     25.  Participant Rights.

          No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Incentive Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Company Stock certificate to him for such shares.

     26.  Unfunded Status of Awards.

          The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     27.  No Fractional Shares.

          No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Incentive Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     28.  Beneficiary.

          A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

     29.  Interpretation.

          The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.





                                EXHIBIT 4.2




     HANDY & HARMAN

     Non-Qualified Stock Option Agreement

               AGREEMENT made on                ,199 , by and between
     Handy & Harman, a New York corporation (the "Company") and the "Participant").

               WHEREAS, the Company has adopted the 1995 Omnibus Stock Incentive Plan (the "Plan"); and

               WHEREAS, the Company desires to grant to the Participant an option under the Plan to acquire an aggregate of shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), on the terms set forth herein.

               NOW, THEREFORE, the parties agree as follows:

               1.  The Company hereby grants to the Participant an
     option to acquire         shares of Common Stock on the terms and
     conditions provided herein.

               2. This option shall constitute a non-qualified stock option which does not qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

               3.  The purchase price of the shares of Common Stock
     subject to this option shall be $      per share (the "option
     exercise price").

               4. Unless this option is previously terminated pursuant to the Plan or this Agreement, the term of this option
     and of this Agreement shall commence on              , 199  (the
     "Date of Grant") and terminate upon the expiration of ten years after the Date of Grant. Upon the termination of this option, all rights of the Participant hereunder shall cease.

               5. Subject to the applicable provisions of the Plan, the option will become vested and exercisable with respect to a percentage of the number of shares covered thereby as follows:

               After the first anniversary  date:    25%
               After the second anniversary date:    25%
               After the third anniversary  date:    25%
               After the fourth anniversary date:    25%

      provided, however, that if the Participant shall not have exercised in any one year all the shares which he is entitled to purchase in such year, he may purchase the shares not so pur chased in any subsequent year during the term of this option.

               6. Partial exercise of this option is permitted, provided that no partial exercise of this option shall be for an aggregate exercise option price of less than $l,000. The partial exercise of this option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

               7. This option shall be fully exercisable from and after the occurrence of a "Change in Control" (as such term is defined in the Plan). Upon the occurrence of a Change in Control, this option shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to terms described herein.

               8. Notwithstanding anything contained in Section 7(e) of the Plan to the contrary, in the event that the employment of the Participant with the Company shall terminate by reason of retirement and such retirement is approved by the Committee (as such term is defined in the Plan) in writing, the option shall become fully vested and exercisable effective upon such retirement and shall remain exercisable until the date which is two years after such retirement; provided, that the option shall not be exercisable after the expiration of its term.

               9. In order to exercise any portion of this option, the Participant (or the person or persons authorized to exercise this option) shall (i) deliver to the Secretary of the Company written notice, in a form satisfactory to the Committee, specify ing the number of shares of Common Stock with respect to which this option is being exercised, no less than one business day in advance of the effective date of the proposed exercise, (ii) specify the number of shares of Company Stock with respect to which the option is being exercised, (iii) specify the effective date of the proposed exercise, and (iv) sign and deliver this Agreement to the Secretary, which shall endorse thereon a notation of such exercise and return this Agreement to the Participant.

               l0. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, ad dressed, as appropriate, to the Participant either at or such other address as may be
     designated in writing by the Participant to the Company, or to the Company, Attention: Corporate Secretary, 555 Theodore Fremd Avenue, Rye, New York 10580, or such other address as the Company may designate in writing to the Participant.

               11. This option is subject to the requirement that, if at any time the Board of Directors of the Company shall deter mine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise hereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or transfer of shares hereunder, this option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not accept able to the Board of Directors of the Company.

               12. The Plan authorizes the Committee to adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by such Committee shall be final and conclusive. This option is granted subject to such rules, regulations, interpretations and decisions as may hereafter be made or adopted.

               13. This option shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and may be exercised during his lifetime only by the Participant or by his guardian or legal representative.

               14. This Agreement shall be governed by and construed according to the laws of the State of New York.

               15. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

               16. This Agreement and option are subject in all respects to the provisions of the Plan, which is incorporated by reference herein and made a part hereof. Receipt of a copy of the Plan is acknowledged by the Participant, who hereby accepts the provisions thereof. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Participant confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.

               17. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

               18. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

               IN WITNESS WHEREOF, the Company has executed this instrument as of the Date of Grant.

                                   HANDY & HARMAN

                                   By:  ________________________
                                   Its:

     ACKNOWLEDGED AND ACCEPTED:

     __________________________





                                             EXHIBIT 5


          December 22, 1995

          Board of Directors
          Handy & Harman
          555 Theodore Fremd Avenue
          Rye, New York 10580

          Dear Sirs:

          I am Vice President, General Counsel and Secretary of Handy & Harman, a New York corporation (the "Company"), and, as such, am familiar with the proceedings taken by the Company in connection with the Registration Statement on Form S-8 of the Company filed with the Securities and Exchange Commission (the "Commission") on December 22, 1995 (the "Registration Statement") relating to the reservation for issuance of common shares, par value $1.00 per share (the "Common Shares"), of the Company, and Common Stock Purchase Rights (the "Rights") associated therewith (pursuant to the Rights Agreement, dated January 26, 1989, between the Company and Morgan Shareholder Services Trust Company, as Rights Agent (the "Agreement")), under the Handy & Harman 1995 Omnibus Stock Incentive Plan (the "Plan"). Stock options ("Options") with respect to an aggregate of 157,000 Common Shares have been granted under the Plan.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulations S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, I have examined and am familiar with originals or copies certified or otherwise identified to my satisfaction, of (i) the Plan; (ii) the Restated Certificate of Incorporation and the By-Laws of the Company, in each case as amended to the date hereof;
          (iii) certain resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the issuance of the Common Shares and the Rights thereunder;
          (iv) the resolution by the shareholders of the Company approving the Plan; (v) a specimen certificate evidencing the Common Shares; (vi) the Agreement; and (vii) such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

          In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          I am admitted to the Bar in the state of New York and I do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, I am of the opinion that the Common Shares and Rights reserved for issuance upon the exercise of Options have been duly authorized and that such Common Shares and Rights when issued and delivered upon exercise of Options or otherwise in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in Item 5, Interests of Named Experts and Counsel, of the Registration Statement.

          Very truly yours,

          /s/ Paul E. Dixon

          Paul E. Dixon
          Vice President and General Counsel




                                EXHIBIT 23.1





          CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1995 Omnibus Stock Incentive Plan of Handy & Harman (the "Company") of our reports dated February 17 , 1995, with respect to the consolidated financial statements, incorporated by reference in its Annual Report (Form 10-
          K) for the year ended December 31, 1994, and March 23, 1995 with respect to the financial statement schedule of the Company, included in such Form 10-K, filed with the Securities and Exchange Commission. Our report dated February 17, 1995 refers to a change in acounting for income taxes in 1993.

          New York, New York
          December 21, 1995

                              /s/ KPMG PEAT MARWICK LLP
                              KPMG PEAT MARWICK LLP